UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2025

Date of Report (Date of earliest event reported)

AIRSHIP AI HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40222	93-4974766
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8210 154th Ave NE Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 462-4250

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AISP	The Nasdaq Stock Market LLC
Warrants	AISPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2025, Airship AI Holdings, Inc. (the “Company”) entered into an employment agreement with Paul Allen to serve as President. Mr. Allen (age 55) has served as our President since December 2023. He has served as the President of the Company’s wholly owned subsidiary, Airship AI, Inc. (“Airship AI”), since 2019. Mr. Allen joined Airship AI as the Director of Business Development in 2015 and was promoted to Vice President of Sales in 2017 before being promoted to President in 2019. Prior to joining Airship AI, Mr. Allen was partner at a boutique firm in Northern Virginia, providing technical goods and services to the U.S. Government and Department of Defense, which he left following a successful private acquisition. Mr. Allen previously spent 14 years with IBM, leaving as a Business Unit Executive in their partner channel organization to pursue a career in direct support of the U.S. Government and Department of Defense. Mr. Allen retired from the U.S. Army 1st Special Forces Command in 2021 with over 28 years of service, the majority of which he spent in the U.S. Army Special Forces as a Green Beret, retiring as the 3rd Battalion 20th Special Forces Group (National Guard) Senior Warrant Officer at the rank of Chief Warrant Officer 3 (CW3). Mr. Allen holds a bachelor’s degree in Strategic Studies & Defense Analysis from Norwich University.

The employment agreement provides for a base salary of $350,000. The term of the employment agreement is for a period of three years, which will be automatically extended for additional one-year periods unless either party gives the other party written notice of such party’s decision not to renew the term at least 90 days prior to the end of the initial three-year term or any renewal term  Mr. Allen is also eligible to participate in annual performance-based bonus programs established from time to time by the Company’s board of directors (the “Board”), subject to the achievement by Mr. Allen and the Company of the applicable performance criteria set forth in the employment agreement and established for Mr. Allen by the Board. The employment agreement is terminable by either party at any time. In the event of termination by us without cause or by Mr. Allen for good reason, as those terms are defined in the employment agreement, he is entitled to three months’ severance.

In connection with entering into the employment agreement, Mr. Allen was granted ten-year options under our 2023 Equity Incentive Plan (the “Plan”) to purchase 100,000 shares of our common stock, which options vest immediately, at an exercise price equal to $3.27, being the fair market value on the date of grant.  Mr. Allen was also granted ten-year options under the Plan to purchase 300,000 shares of our common stock, which options vest quarterly over four years, at an exercise price equal to $3.27, being the fair market value on the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2025

AIRSHIP AI HOLDINGS, INC.

	By:	/s/ Victor Huang
	Name:	Victor Huang
	Title:	Chief Executive Officer

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